ASSET PURCHASE AGREEMENT

                                By and Between

                 HEALTHCOR OXYGEN & MEDICAL EQUIPMENT, INC.,
                             a Texas Corporation,

                          HEALTHCOR HOLDINGS, INC.,
                         a Delaware Corporation, and

                               HEALTHCOR, INC.,
                           a Delaware Corporation,

                                 as Sellers,

                                     and

               INTERWEST MEDICAL EQUIPMENT DISTRIBUTORS, INC.,
                             a Utah Corporation,

                                as Purchaser,

                             Dated August 5, 1999

                                                                         Page



                              TABLE OF CONTENTS

                                                                          Page


ARTICLE I     ARTICLE I............................................DEFINITIONS1

ARTICLE II    PURCHASE AND SALE OF ASSETS....................................3
      2.1   Purchase and Sale of Assets......................................3
      2.2   Excluded Assets..................................................4
      2.3   Assumed Liabilities..............................................4
      2.4   Employees........................................................6
      2.5   Assumption of Executory Contracts................................6
      2.6   Bankruptcy Court Approval........................................6

ARTICLE III   PURCHASE PRICE; CLOSING........................................6
      3.1   Purchase Price...................................................6
      3.2   Release of Funds in Escrow Accounts..............................7
      3.3   Execution and Closing............................................7

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF SELLER.......................8
      4.1   Organization; Good Standing......................................8
      4.2   Approvals and Consents; Non-Contravention........................8
      4.3   Transactions with Affiliates.....................................9
      4.4   Title to Assets..................................................9
      4.5   Condition of Assets..............................................9
      4.6   Governmental Licenses...........................................10
      4.7   Taxes...........................................................10
      4.8   Litigation......................................................11
      4.9   Reports and Governmental Compliance.............................11
      4.10  Employee Benefit Plans; Labor Controversies.....................12
      4.11  Financial Statements and Records of the Seller..................12
      4.12  Absence of Certain Changes......................................12
      4.13  Material Undisclosed Liabilities................................13
      4.14  Contracts and Agreements........................................13
      4.15  Finders and Brokers.............................................14
      4.16  Intellectual Property...........................................14
      4.17  Absence of Adverse Contracts....................................14
      4.18  Books and Records...............................................14
      4.19  No Inducement...................................................15
      4.20  Environmental, Health, and Safety Matters.......................15
      4.21  No Liability to Third Party Payors..............................15
      4.22  Information.....................................................15

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF PURCHASER...................15
      5.1   Organization and Good Standing..................................15
      5.2   Due Authorization...............................................15
      5.3   Approvals and Consents; Non-Contravention.......................15
      5.4   Brokers.........................................................16
      5.5   Financing.......................................................16

ARTICLE VI    CERTAIN COVENANTS AND AGREEMENTS..............................16
      6.1   Access..........................................................16
      6.2   Retention of Records............................................17
      6.3   Best Efforts; Consents..........................................17
      6.4   Public Announcements............................................17
      6.5   Ordinary Course of Business.....................................18
      6.6   Section 363 Motion..............................................18
      6.7   Certain Governmental Filings....................................18
      6.8   Sales Taxes Relating to Sale and Purchase of Assets.............18
      6.9   Breakup Fee.....................................................18

ARTICLE VII   CONDITIONS TO PURCHASER'S CLOSING.............................19
      7.1   Representations, Etc............................................19
      7.2   Consents........................................................19
      7.3   No Adverse Litigation...........................................19
      7.4   Material Adverse Changes........................................19
      7.5   Closing Deliveries..............................................19
      7.6   Certificate of Sellers..........................................19
      7.7   Bankruptcy Court Approval.......................................20
      7.8   Termination of Certain Assumed Contracts........................20

ARTICLE VIII  CONDITIONS TO THE SELLER'S CLOSING............................20
      8.1   Representations, Etc............................................20
      8.2   Consents........................................................20
      8.3   No Adverse Litigation...........................................20
      8.4   Closing Deliveries..............................................20
      8.5   Certificate of Purchaser........................................20
      8.6   Bankruptcy Court Approval.......................................21

ARTICLE IX    SURVIVAL......................................................21

ARTICLE X     INDEMNIFICATION OF THE SELLER.................................21

ARTICLE XI    INDEMNIFICATION OF PURCHASER..................................21

ARTICLE XII   GENERAL RULES REGARDING INDEMNIFICATION.......................22
      12.1  Indemnification Procedures......................................22
      12.2  Floor and Ceiling Provisions....................................23
      12.3  Other Remedies..................................................24

ARTICLE XIII  TERMINATION...................................................24
      13.1  Termination Rights..............................................24
      13.2  Effect of Termination...........................................24

ARTICLE XIV   MISCELLANEOUS PROVISIONS......................................25
      14.1  Expenses........................................................25
      14.2  Amendment.......................................................25
      14.3  Notices.........................................................25
      14.4  Assignment......................................................25
      14.5  Counterparts....................................................25
      14.6  Headings........................................................25
      14.7  Entire Agreement................................................25
      14.8  Waiver..........................................................25
      14.9  Governing Law; Dispute Resolution...............................25
      14.10 Intended Beneficiaries..........................................26
      14.11 Mutual Contribution.............................................26
      14.12 Number and Gender...............................................26
      14.13 Severability....................................................26
      14.14 Certain References..............................................26
      14.15 Time of the Essence.............................................27


Schedules
2.2   Excluded Assets
2.3   Assumed Liabilities
2.5   Assumption of Executory Contracts
IV    Seller's Disclosure Schedule
V     Purchaser's Disclosure Schedule

Exhibits
Exhibit A - Earnest Money Escrow Agreement
Exhibit B - Purchaser's Promissory Note
Exhibit C - Bill of Sale and Assignment
Exhibit D - Confidentiality Agreement and Non-Competition Agreement Exhibit E - Liabilities Undertaking
Exhibit F - Security Agreement

                           ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of August 5, 1999, is by and between HealthCor Oxygen & Medical Equipment, Inc., a Texas corporation ("HOME"), HealthCor Holdings, Inc., a Delaware corporation, HealthCor, Inc., a Delaware corporation (together with HOME, the "Sellers" and each, individually, a "Seller") and Interwest Medical Equipment Distributors, Inc., a Utah corporation ("Purchaser").

                           PRELIMINARY STATEMENTS:

     1. On July 27, 1999, the Sellers filed (the "Filing") voluntary petitions pursuant to Chapter 11 of the United States Bankruptcy Code (the "Code"), which Filing requires the reviewing bankruptcy court (the "Bankruptcy Court") to approve the terms of this Agreement and the transactions and ancillary agreements contemplated hereby pursuant to Section 363 of the Code (the "Final Court Approval").

     2. The Sellers desire to sell, transfer and assign to the Purchaser, and the Purchaser desires to purchase and acquire from the Sellers, certain assets of the Sellers related to the Sellers' home medical equipment and durable medical equipment (HME/DME) business in Denver, Colorado (the "Business") which are included in the Sellers' bankruptcy estate.

     3. The terms and provisions of this Agreement are expressly subject to Final Court Approval and the Closing (as such term is defined below) is conditioned upon the receipt of such Final Court Approval.

     4. In anticipation of an interim period between the Filing and receipt of the Final Court Approval, Purchaser and HOME have also executed that certain Management Letter Agreement dated as of July 28, 1999, in order to preserve the ongoing value of the Acquired Assets (as such term is defined below) by providing for the continuity of services by Purchaser and as consideration for Purchaser to enter into this Agreement (the "Management Agreement").

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I - DEFINITIONS

      The   following   definitions   shall   apply  in   connection   with  the
interpretation of this Agreement:

      "Acquired Assets" - See Section 2.1.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

      "Assumed Contracts" - See Section 2.5.

      "Assumed Liabilities"- See Section 2.3.

      "Bankruptcy Court" - See Preliminary Statement 1.

      "Business" - See Preliminary Statement 2.

      "Closing and Closing Date" - See Section 3.3.

      "Code" - See Preliminary Statement 1.

      "Disclosure Schedule" - See Article IV.

      "Effective Date" means the date the Management Agreement commences in accordance with its terms.

      "Encumbrance" - See Section 2.1.

      "Exclude Asset" - See Section 2.2.

      "Excluded Liabilities" - See Section 2.3.

      "Environmental, Health, and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

      "Filing" - See Preliminary Statement 1.

      "Final Court Approval" - See Preliminary Statement 1.

      "Government Licenses" - See Section 4.6.

      "HOME" - See the introductory paragraph to this Agreement.

      "Knowledge" means actual knowledge after reasonable investigation.

      "Intellectual Property" - See Section 4.16.

      "Interim Financial Statements" See Section 4.11.

    "Interim Period" means the forty-five (45) day period following the Filing.

      "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

      "Management Agreement" - See Preliminary Statement 4.

      "Material Contracts" - See Section 4.14.

      "Permitted Encumbrances" - See Section 2.3.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Transactions" means the sale and purchase of the Acquired Assets provided for and agreed to herein and all other matters and agreements provided for herein.

      "Transaction Agreements" - means this Agreement, the Earnest Money Escrow Agreement, the Purchaser's Note, the Bill of Sale and Assignment, Confidentiality and Non-Competition Agreement, the Security Agreement, the Liability Undertaking and any other agreements contemplated hereby or thereby.

                    ARTICLE II - PURCHASE AND SALE OF ASSETS


     2.1 Purchase and Sale of Assets. Subject to the terms and conditions and in reliance upon the representations and warranties of the Sellers contained in this Agreement, at the Closing, the Sellers shall assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from the Sellers, all of the Sellers' right, title and interest in, to and under all of the assets of the Sellers used, useful or necessary to the operation of the Business as presently conducted ("Acquired Assets"). The Acquired Assets include, without limitation, the following assets, together with replacements thereof and additions thereto made between the date hereof and the Closing Date (as defined herein), whether or not on the books and records of the Sellers:

     (a) All furniture, fixtures, equipment, inventory and all other tangible assets and personal property, owned or leased by the Sellers, which is used, useful or necessary in or to the operation of the Business which is located at 2480 West Fourth Avenue, Unit 24, Denver, Colorado;

     (b) All of the Sellers' contracts including, without limitation, the Material Contracts (as defined herein) listed on the Disclosure Schedule (as defined herein) and intangible property rights relating to the Business, including, without limitation, (i) proprietary information, trade secrets and confidential information, technical information and data; (ii) machinery and equipment warranties related to the Acquired Assets; (iii) rights in any causes of action related to or in connection wit the Acquired Assets; (iv) all other documentation relating to the operation of the Business, including all licenses, permits and approvals issued by any governmental authority or otherwise necessary or relating to the operation of the Business which are transferable; and (v) the goodwill and going concern value of the Business;

     (c) All of the Sellers' books and records related to the operation of the Business, including, without limitation: (i) all policy and procedure manuals;
(ii) all financial, accounting and property tax records; (iii) all computer data and programs; (iv) all market data; and (v) all correspondence with and documents pertaining to suppliers, governmental authorities and other third parties; provided, however, the Sellers shall have the right to have access to such books and records during normal business hours in order to complete Tax Returns or other required governmental filings;

     (d) All client, employee and patient lists and files kept in the ordinary course operation of the Business; and

     (e) All other assets (tangible and intangible) owned by the Sellers and used, useful or necessary in or to the operation of the Business as presently conducted and not otherwise an Excluded Asset (as defined herein).

      Subject to Section 2.3 below, the Acquired Assets shall be assigned and transferred to Purchaser at Closing free and clear of all liens, security interests, charges, encumbrances and rights of others (each, an "Encumbrance") other than Permitted Encumbrances.

     2.2 Excluded Assets. Notwithstanding anything else contained in this Agreement to the contrary, the assets of the Sellers specifically listed on
Schedule 2.2 ("Excluded Assets"), will not be sold, transferred or assigned by the Sellers to Purchaser and are not included as part of the Acquired Assets.

      2.3 Assumed Liabilities. Notwithstanding anything else contained in this Agreement to the contrary, Purchaser shall assume those liabilities (the "Assumed Liabilities") of the Sellers which are specifically identified on
Schedule 2.3 attached hereto. The Assumed Liabilities shall be "Permitted Encumbrances" on the Acquired Assets. Except for the Assumed Liabilities, the Purchaser has not agreed to pay, shall not be required to assume and shall have no liability or obligation with respect to any debt, obligation, responsibility or liability of the Business, the Sellers, any Affiliate or successor of the Sellers, or any claim against any of the foregoing, whether known or unknown, contingent or absolute, or otherwise (the "Excluded Liabilities"). Each Seller agrees to take all actions and do all things reasonably necessary to ensure that the Purchaser is not liable for any Excluded Liabilities. Without limiting the generality of the foregoing, except for the Assumed Liabilities, Purchaser shall not assume or become liable to pay, perform or discharge:

     (a) Any and all liabilities and obligations of the Sellers, whether or not reflected on the books and records of the Sellers on the Closing Date, under any contract, lease, debt, note, negotiable instrument or other written commitment;

     (b) Any liability or reimbursement obligation to Medicaid, Medicare or any other third party payor arising out of or relating to the operation of the Business for periods prior to the Effective Date;

     (c) Any and all liabilities or obligations of the Sellers for personal injury (including sickness, trauma, disease, pain and suffering, loss of future earnings, death, punitive damages and the like), property damage, and other damage and injury claims arising out of the Sellers' (or any predecessor's) conduct of the Business prior to the Effective Date, whether or not any claim or litigation has been instituted with respect thereto and whether or not any claim is covered, partially or fully, by insurance;

     (d) Any liabilities related to any former or current employee or agent of the Sellers, including any liabilities under or associated with any employee benefit plan, any actions asserted by or on behalf of any former or current employee or agent of the Sellers, any claims for wages, bonuses, commissions or other forms of compensation, and any claims under any insurance policies of the Sellers related to their respective employees engaged in the day-to-day operation of the Business prior to th Effective Date;

     (e) Any federal, state or local income or other Tax payable with respect to the Business, Acquired Assets, properties or operations of the Sellers or any of their respective Affiliates for any period prior to the Effective Date;

     (f) Any liabilities or obligations arising out of any breach by the Sellers of any of the contracts, agreements or documents entered into in connection with the Assumed Liabilities, including, but not limited to liabilities or obligations arising out of penalties, late charges or the Sellers' failure to perform any such Assumed Liability prior to the Effective Date;

     (g) Any obligation or liability of the Sellers under any benefit plan, including without limitation, any profit sharing plan or any pension plan;

     (h) Any obligation or liability by or on behalf of the Sellers for any finder's, broker's or advisor's fee and expenses or the like incurred in connection with the transactions contemplated by this Agreement;

     (i) Any obligation or liability of the Sellers arising under this Agreement or the transactions contemplated hereby;

     (j) Any obligations or liability arising as a result of the failure or alleged failure of the Sellers to comply with any applicable local, state or federal law, ordinance, regulation, order or decree including, without limitation, any claim, obligation, liability, loss, damage or expense, of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of federal, state or local law or regulations or common law, pertaining to health, safety or environmental protection and arising out of any act or omission of a Seller, its employees, agents or representatives, or arising out of a Seller's ownership, use, control or operation of any facility, site, area or property from which any substance was released into the environment (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "environment" meaning any surface or ground water, drinking water supply, land, surface or subsurface strata, or the ambient air); and

     (k) Any liabilities, damages, costs, expenses and fees arising out of any lawsuit or proceeding related to the Business or Acquired Assets and based on claims or causes of action arising prior to the Effective Date; or

     (l)  Any  liabilities  for  payment  of  all  accounts   payable   accrued,
outstanding, or resulting from, the operation of the Business prior to the Effective Date.

     2.4 Employees. Following the Closing, the Business may be operated as a separate subsidiary of Purchaser or as part of Purchaser. Purchaser agrees to give preference to former employees of the Business, however Purchaser may, but is under no obligation to retain all or some of the current employees of the Sellers to continue to work for Purchaser.

      2.5 Assumption of Executory Contracts. Attached hereto as Schedule 2.5 is a complete and accurate list of all contracts to be assumed and assigned by the Sellers pursuant to Section 363 of the Code by the means of motion(s) to assume such made at or about the time of the Filing (the "Assumed Contracts"). Notwithstanding anything herein to the contrary, all such Assumed Contracts are hereby transferred, conveyed and assigned to the Purchaser with all rights, title and interests therein and theret as part of the Assumed Liabilities, pending Final Court Approval.

     2.6 Bankruptcy Court Approval. The terms and provisions of this Agreement and the Closing hereof are expressly subject to the receipt of the Final Court Approval.

                     ARTICLE III - PURCHASE PRICE; CLOSING

     3.1 Purchase Price. In consideration of the sale, transfer, conveyance, assignment and delivery of the Acquired Assets by the Sellers to Purchaser, and in reliance upon the representations and warranties made herein by the Sellers, Purchaser will, in full payment thereof and as payment for the non-competition covenants provided for herein, pay to the Sellers, the total purchase price of four million, one hundred thousand dollars ($4,100,000), payable as follows:


     (a) at the Closing, the amount of three million, three hundred thousand dollars ($3,300,000), less the amount of any obligations of the Sellers under any Material Contracts (other than the Assumed Contracts) assumed by Purchaser, by wire transfer in immediately available funds to an account or accounts designated by the Sellers (the "Closing Cash Payment");

     (b) upon execution hereof, the amount of Four Hundred Thousand Dollars ($400,000) to be placed in escrow subject to the terms of the Earnest Money Escrow Agreement substantially in the form of Exhibit "A" hereto (the "Earnest Money Escrow"); and

     (c) at the Closing,  the amount of Four Hundred Thousand Dollars ($400,000)
in  the  form  of  Purchaser's   Promissory   Note  (the   "Purchaser's   Note")
substantially in the form of Exhibit "B" hereto.

      3.2 Release of Funds in Escrow Account. The Earnest Money Escrow shall be promptly released to the Sellers or their respective designee in accordance with, and subject to, the terms and conditions of the Earnest Money Escrow Agreement (i) upon the satisfaction of all of the conditions precedent to Closing set forth in Article VII hereof or as soon thereafter as the Closing may practically be held, or (ii) upon the termination of the Interim Period (A) in the event that Purchaser has taken any action that interferes with or refrained from taking any action necessary to obtaining Final Court Approval or satisfying the conditions precedent to Closing set forth in Article VII hereof or (B) if Purchaser fails or refuses to proceed to Closing despite the Sellers' satisfaction of their conditions precedent to Closing set forth in Article VII hereof. Subject to, and in accordance with, the terms and conditions of the Earnest Money Escrow Agreement, if the Closing has not taken place within the Interi Period and no such actions as described in clause (ii) of this subsection
3.2.2 have been taken or refrained from, the Earnest Money Escrow shall be released to Purchaser within five (5) business days after the termination of the Interim Period.

     3.3 Execution and Closing. The closing of the Transaction (the "Closing") shall take place at the Dallas office of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as promptly as practical following receipt of the Final Court Approval, pursuant to the terms of Section 2.6 hereof or such other place or date as the parties may mutually determine (the "Closing Date").


     3.3.1 At the Closing, and unless waived by Purchaser, the Sellers will deliver to Purchaser:

     (a) a general Bill of Sale and Assignment duly executed by the Sellers substantially in the form of Exhibit "C" attached hereto;

     (b) a Confidentiality and Non-Competition agreement executed by the Sellers substantially in the form of Exhibit "D" hereto".

     (c) all contracts, files and other data and documents pertaining to the Acquired Assets (these items may be delivered, at the option of the Sellers, subsequent to Closing);

      At any time and from time to time after the execution hereof, at Purchaser's request and without further consideration, each Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as may be necessary in order to transfer, convey and assign to Purchaser, all of the Acquired Assets, and to put Purchaser in actual possession and operating control thereof.

      3.3.2 Unless otherwise waived in writing by the Sellers, Purchaser shall deliver to the Sellers the following at the Closing unless otherwise noted:

     (a) Purchaser's Promissory Note;

     (b) the Closing Cash Payment;

     (c) the Earnest Money Escrow and the Earnest Money Escrow Agreement, upon execution hereof;

     (d) a Liabilities Undertaking substantially in the form of Exhibit "E" attached hereto;

     (e) a Security Agreement substantially in the form of Exhibit "F" attached hereto;

     (f) copies of resolutions duly adopted by the Board of Directors of Purchaser authorizing and approving its performance of the Transaction and the execution and delivery of this Agreement and the Transaction Agreements, certified as true and of full force as of Closing by the appropriate officer of Purchaser; and

     (g) certificates of existence and good standing of Purchaser from the State of Utah, dated the most recent practical date prior to Closing.

            ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SELLER m

      Each Seller represents and warrants to the Purchaser that the statements contained in this Article IV are materially correct and complete as of the date of this Agreement and will be materially correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV, except as set forth in the disclosure schedule accompanying this Agreement and accepted by the Purchaser as evidenced by Purchaser's execution hereof (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Agreement:

     4.1 Organization; Good Standing. Each Seller is a corporation, duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own and lease the Acquired Assets and to carry on the Business as currently conducted. Each Seller is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except those jurisdictions wherein the failure to so qualify could not have material adverse effect on the Business or Purchaser's ownership of the Acquired Assets.

      4.2   Approvals and Consents; Non-Contravention.

            4.2.1 Except as required by the Code or the Bankruptcy Court (including the Final Court Approval) or as otherwise forth in the Disclosure Schedule, no consent, approval, or other action by, or notice to or registration or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by the Sellers in connection with the execution, delivery or performance of the Transaction Agreements by them or the consummation of the Transaction.

            4.2.2 Except as required by the Code or the Bankruptcy Court (including the Final Court Approval) or as otherwise forth in the Disclosure Schedule, no consent, approval, waiver or other action by any Person under any Material Contract, agreement, instrument, or other document, or obligation to which either Seller is a party or by which it or any of its assets are bound, is required or necessary for the execution, delivery, and performance of the Transaction Agreements by the Sellers or the consummation of the Transaction except as may be specifically required by the terms of any Contract.

            4.2.3 Except as forth in the Disclosure Schedule, the execution, delivery, or performance of the Transaction Agreements by each Seller and the consummation of the Transaction will not: (i) violate or conflict with the charter documents or Bylaws of such Seller; (ii) violate or conflict with any law, regulation, order, judgment, award, administrative interpretation, injunction, writ, or decree applicable to such Seller or by which it or any of the Acquired Assets are bound, or any agreement or understanding between any administrative or regulatory authority, on the one hand, and such Seller on the other hand which would have a material adverse effect on the Acquired Assets taken as a whole; or (iii) violate or conflict with, result in a material breach of, result in or permit the acceleration or termination of, or constitute a default under any agreement, instrument or understanding to which such Seller is a party or by which it or any of the Acquired Assets are bound which would have a material adverse effect on the Acquired Assets taken as a whole.

     4.2.4 Bankruptcy Court Approval. This Section 4.2 is expressly conditioned upon the Sellers obtaining the Final Court Approval in accordance with the terms of this Agreement. Notwithstanding the execution of this Agreement by the Sellers, the provisions of this Agreement are not binding on the Sellers until the Sellers obtain the Final Court Approval.

     4.3 Transactions with Affiliates. At the time of the Closing, neither the Sellers, nor any Affiliate of the Sellers, will have any interest in or will own any property or right used principally in the conduct of the Business other than those properties or rights included in the Excluded Assets.

     4.4 Title to Assets. At the Closing, the Sellers will transfer to the Purchaser good and indefeasible title to all of the Acquired Assets, free and clear of all Encumbrances, other than Permitted Encumbrances.

      4.5   Condition of Assets.

     (a) All of the Acquired Assets are in good condition and working order, ordinary wear and tear excepted, and are suitable for the operation of the Business as presently conducted, free from any known defects except such minor defects as do not substantially interfere with the continued use thereof.

     (b) All inventory of the Sellers used in the conduct of the Business reflected in the Seller Financial Statements or acquired since the date thereof was acquired and has been maintained in the ordinary course of business; is of good and merchantable quality; consists substantially of a quality, quantity and condition usable, leasable or saleable in the ordinary course of business; is valued at reasonable amounts based on the ordinary course of business; and is not subject to any write-down o write-off.

     4.6 Governmental Licenses. Except for each Seller's Medicaid and Medicare provider numbers, the Disclosure Schedule lists all licenses, permits, orders, approvals, authorizations and filings issued to the Sellers by a governmental or regulatory authority in connection with the lawful ownership and operation of the Business as presently conducted (the "Governmental Licenses"), except where the failure to hold such Governmental License would not have a material adverse effect on the Business. The Sellers have made available to Purchaser true and accurate copies of all such Governmental Licenses, and each Governmental License is in full force and effect and is valid under applicable federal, state and local laws. The Sellers have not violated any law, rule or regulation applicable to the operation of the Business as presently conducted (including without limitation, rules and regulations of the U.S. Department of Health and Human Services, the U.S. Health Care Finance Administration, the U.S. Food and Drug Administration, applicable state health care agencies, any provider or intermediary manual, the Colorado Medicaid or Medicare Manual, or any Medicaid or Medicare program instruction or memorandum), the result of which violation is reasonably likely to result in the revocation or termination of any Governmental License or the imposition of any financial penalty or restriction which could reasonably expected to have a material adverse effect on the operation of the Business as presently conducted.

      4.7 Taxes. All tax reports and returns required to be filed by or relating to the Acquired Assets and the Business (including sales, use, income, property, franchise and employment taxes) have been filed with the appropriate federal, state and local governmental agencies, except where the failure to file could not reasonably be expected to have a material adverse effect on the Business or the Purchaser's ownership of the Acquired Assets. All taxes, penalties, interest, deficiencies, assessments o other charges, including without limitation those that are reflected on such reports and returns, that relate to the Acquired Assets or the Business and are or have been claimed to be due and payable prior to the Closing Date by any taxing authority have been or will be paid by the Sellers, except where the failure to pay could not reasonably be expected to have a material adverse effect on the Business or the Purchaser's ownership of the Acquired Assets. There are no examinations or audits pending or unresolved examinations or audit issues with respect to the Sellers' federal, state or local tax returns which could reasonably be expected to have a material adverse effect on the Business or the Purchaser's ownership of the Acquired Assets. All additional taxes, if any, assessed as a result of such examinations or audits have been paid, except where the failure to pay could not reasonably be expected to have a material adverse effect on the Business or the Purchaser's ownership of the Acquired Assets. To the Knowledge of the Sellers, there are no pending claims or proceedings relating to, or asserted for, taxes, penalties, interest, deficiencies or assessments against it which could reasonably be expected to have a material adverse effect on the Business or the Purchaser's ownership of the Acquired Assets. No waiver or extension of any statute of limitation is in effect with respect to the taxes or tax returns of the Sellers which could reasonably be expected to have a material adverse effect on the Business or the Purchaser's ownership of the Acquired Assets.

      4.8 Litigation. Except for proceedings before the Bankruptcy Court or as set forth on the Disclosure Schedule, there is no order of any court, governmental agency or authority and no action, suit, proceeding, arbitration or investigation, judicial, administrative or otherwise, that is pending or, to the best of the Sellers' Knowledge, threatened against or affecting either Seller which, if adversely determined, might materially and adversely affect the Business or the Acquired Assets (including without limitation, any proceedings regarding the Sellers' operation of the Business under their respective contracts for home care or under its health care licenses) or which challenges the validity or propriety of the Transaction.

      4.9   Reports and Governmental Compliance.

     (a) Each Seller has duly filed all material reports required to be filed by law or applicable rule, regulation, order, writ or decree of any court, governmental commission, body or instrumentality and had made payment of all charges and other payments, if any, shown by such reports to be due and payable with respect to such Seller's operation and/or ownership of the Business and the Acquired Assets, except where the failure to make such filings or payments could not reasonably be expected to have a material adverse effect on the Business or the Purchaser's ownership of the Acquired Assets. Each Seller has retained all records and documents pertaining to the Business required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any governmental authority, except where the failure to maintain such records could not reasonably be expected to have a material adverse effect on the Business

     (b) The Sellers and, to the best of their Knowledge, their respective officers, directors, agents and employees engaged in the day-to-day operation of the Business have not engaged in any activities that are prohibited under 42
U.S.C.ss.1320a-7b, known as the anti-kickback statute, or the regulations promulgated thereunder, or related or similar state or local statutes or regulations

     (c) The Sellers and, to the best of their Knowledge, their respective officers, directors, agents and employees engaged in the day-to-day operations of the Business have not: (i) knowingly made or caused to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) knowingly failed to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another; (iv) knowingly and willfully solicited or received any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or knowingly and willfully offered or paid such remuneration as an inducement (A) in return for referring an individual to any Person or entity for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicaid, Medicare or other government program, or
(B) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicaid, Medicare or other government program.

     (d) The Sellers and, to the Knowledge of the Sellers, their respective officers, directors, agents and employees engaged in the day-to-day operation of the Business have not engaged in any activities that are prohibited under 42 U.S.C.ss.1395nn, known as the self-referral or Stark statute, or the regulations promulgated thereunder, or related or similar state or local statutes or regulations. The Business currently is conducted in a manner that will not violate 42 U.S.C.ss.1395nn as amended

      4.10 Employee Benefit Plans; Labor Controversies. Except as otherwise set forth in the Disclosure Schedule, the Sellers do not have, and are not liable, contingently or otherwise, for any bonus, deferred compensation, stock purchase, stock option, pension, life, disability or other insurance, supplemental unemployment benefit, profit sharing or retirement or retirement plan or arrangement, formal or informal, written or verbal and whether legally binding or not, with respect to employees of the Sellers engaged in the day-to-day operation of the Business as presently conducted. The Disclosure Schedule sets forth all liabilities of the Sellers under ERISA or similar laws with respect to employee benefit plans with respect to employees of the Sellers engaged in the day-to-day operation of the Business as presently conducted. There are no labor disputes of a material nature pending between the Sellers and any of their respective employees engaged in the day-to-day operation of the Business and, to the Knowledge of the Sellers, there are no organizational efforts presently being made involving any of such employees. The Sellers have complied, in all material respects, with all material laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and other taxes, and are not liable for any material arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing with respect t employees engaged in the day-to-day operation of the Business.

     4.11 Financial Statements and Records of the Sellers.

     (a) The Sellers have delivered to the Purchaser or will deliver to the Purchaser prior to the Closing, true, correct and complete copies of the following financial statements (the "Seller Financial Statements"): (i) HOME's unaudited income statement and balance sheet pertaining to the Business as of and for the year ended December 31, 1998, and (ii) HOME's unaudited income statement and balance sheet pertaining to the Business as of and for the six month period ended June 30, 1999 (the " Interim Financial Statements").

     (b) The Seller Financial Statements present fairly, in all material respects, the financial position of the Business as of the dates thereof and the results of operations thereof for the periods then ended and have been prepared, in all material respects, in accordance with generally accepted accounting principals applied on a consistent basis (except that the Interim Financial Statements omit footnotes and are subject to normal year-end adjustment) and are in accordance with the books and records of the Sellers pertaining to the Business.

      4.12 Absence of Certain Changes. Except as otherwise set forth in the Disclosure Schedule, since the date of the Interim Financial Statements, the Sellers have not: (a) suffered any change in the financial condition of the Business or results of operations that, individually or in the aggregate, have had a material adverse effect on the Business or the Acquired Assets except as may relate to the Filing; (b) acquired or disposed of any asset materially related to the operation of the Business, or incurred, assumed, guaranteed or endorsed any liability or obligation materially related to the operation of the Business, or subjected or permitted to be subjected any material amount of assets to any Encumbrance (other than Permitted Encumbrances), except in the ordinary course of business or as contemplated by this Agreement; (c) entered into or terminated any Material Contract (as hereinafter defined), or agreed or made any material changes in any Material Contract, other than renewals and extensions thereof in the ordinary course of business, except in the ordinary course of business consistent with past practices; (d) with respect to its employees engaged in the day-to-day operation of the Business, entered into any collective bargaining, employment, consulting, compensation or similar agreement with respect to any Person or group, except in the ordinary course of business consistent with past practice; or (f) with respect to its employees engaged in the day-to-day operation of the Business, entered into, adopted or amended any employee benefit plan, except in the ordinary course of business consistent with past practice.

      4.13 Material Undisclosed Liabilities. Except as related to the Filing or otherwise described in the Seller Financial Statements or the Disclosure
Schedule, the Assets and the Business are not subject to any claim of any nature, absolute or contingent, involving liability in excess of $5,000 (a "Material Liability") and, to the Knowledge of the Sellers, no events have occurred and no circumstances exist that could reasonably be expected to give rise to any future Material Liability on the Acquired Assets or the Business since the date of the Interim Financial Statements, other than Material Liabilities incurred since the date of the Interim Financial Statements in the ordinary course of the operation of the Business consistent with past practice (none of which are or, to the Knowledge of the Sellers, will be liabilities for breach of contract, breach of warranties, torts, infringements or lawsuits which could reasonably be expected to have a material adverse effect on the Business or the Purchaser' ownership of the Acquired Assets).

      4.14  Contracts and Agreements.

     (a) The Disclosure Schedule contains a list, complete and accurate in all material respects, of all of the contracts and agreements relating to the Business, the Acquired Assets or the Assumed Liabilities or to which the Acquired Assets are bound, as of the date hereof, including, without limitation, the following: (i) contracts that involve remaining aggregate payments by any party thereto in excess of $5,000; (ii) contracts related to the reimbursement of services covered by Medicaid or Medicare; (iii) other contracts not made in the ordinary course of business; and (iv) contracts otherwise material to the operation of the Business as presently conducted (such contracts and agreements, being the "Material Contracts"). To the best of each Sellers' Knowledge, such Seller is not in default with respect to any of the Material Contracts, except for defaults caused by the Filing or otherwise disclosed on the Disclosure Schedule.

     (b) All of the Material Contracts are valid, binding and enforceable against the appropriate Seller, subject to the provisions of the Code, and, to the Knowledge of such Seller, the other parties thereto in accordance with their respective terms.

     (c) Each Seller and, to the best of such Seller's Knowledge, any other party thereto is not in breach of, or default under, any Material Contract to which such Seller is a party, except for breaches or defaults related to the Filing or otherwise disclosed on the Disclosure Schedule. Other than the Filing or as otherwise disclosed on the Disclosure Schedule, no event or action has occurred, is pending, or, to the best of such Seller's Knowledge, is threatened, which after giving of notice, o the lapse of time, or both, would constitute or result in a breach or default by such Seller or, to the best of such Seller's Knowledge, any other party thereto.

     (d) The Sellers do not have any employment agreements with any of their respective employees engaged in the day-to-day operation of the Business.

     (e) The Sellers have not given any revocable or irrevocable power of attorney that relates to the Business to any Person for any purpose whatsoever.

     (f) The Sellers are not party to any collective bargaining agreements with respect to any of their respective employees engaged in the day-to-day operation of the Business.

     4.15 Finders and Brokers. All negotiations relating to this Agreement and the transactions contemplated herein have been carried on by the Sellers directly with the Purchaser. No Person has as a result of any agreement or action of the Sellers any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.


      4.16 Intellectual Property. The Sellers own, are licensed to use or otherwise have the right to use, all patents, trademarks, trade names, copy rights, technology, know-how and processes used, useful or necessary in or to the operation of the Business as presently conducted (collectively, the "Intellectual Property") and such Intellectual Property other than Intellectual Property related to the name HealthCor, HealthCor Holdings, Inc. or HealthCor Oxygen & Medical Equipment, Inc. is described on the Disclosure Schedule. No material claim has been asserted by any Person with respect to the use of any Intellectual Property, or challenging or questioning the validity or effectiveness of any Intellectual Property, and, to the Sellers' Knowledge, the use of such Intellectual Property by the Sellers does not infringe on the rights of any Person, except as set forth on the Disclosure Schedule.

     4.17 Absence of Adverse Contracts. The Sellers are not party to nor is the Business or any of the Acquired Assets subject to or bound by any forward purchase contract, covenant not to compete, confidentiality agreement, unconditional purchase, take or pay or other agreement which restricts its ability to conduct the Business as presently conducted or could reasonably be expected to have a material adverse effect on the Business as presently conducted.

     4.18 Books and Records. All the books and records of the Sellers relating to the Business are true, correct and complete in all material respects, have been maintained in accordance with good business practice and in accordance with all laws, regulations and other requirements applicable to the Business as presently conducted and accurately reflect, in all material respects, the basis for the financial condition of the Business set forth in the Seller Financial Statements.

     4.19 No Inducement. Except as set forth in the Disclosure Schedule, neither the Sellers nor any of their respective affiliates, directors, officers, agents or employees has made, promised to make or will make any inducement of any kind to any current employee of the Sellers engaged in the day-to-day operation of the Business as presently conducted in connection with the Transactions.

     4.20 Environmental, Health, and Safety Matters. Insofar as they relate to the Business, the Sellers are in compliance with all Environmental, Health, and Safety Requirements except where such non-compliance would not have a material adverse effect on the Acquired Assets or the Business.

     4.21 No Liability to Third Party Payors. The Sellers have not incurred any material liabilities to Medicare, Medicaid, any insurance company or any other third party payor for any excess billings, claims, demands or other liability related to the Business.

      4.22 Information. The information concerning the Sellers and the Business set forth in this Agreement and in Disclosure Schedules is complete and accurate in all material respects and does not contain any untrue statement of material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made not misleading. With respect to information or statements in this Agreement or in the Disclosure Schedules provided upon either Seller' Knowledge, such Seller believes such information or statements to be complete and accurate in all material respects and not misleading.

           ARTICLE V - REPRESENTATIONS AND WARRANTIES OF PURCHASERS

     Purchaser represents and warrants to the Sellers, except as disclosed in this Agreement, the statements made in this Article V are correct and complete as of the date hereof and will be correct and complete as of the Closing Time:

     5.1 Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own and lease its properties and carry on its business as currently conducted.

     5.2 Due Authorization. The Purchaser has full power and authority to execute, deliver and perform the Transaction Agreements and to consummate the transactions contemplated thereby. The Transaction Agreements constitute legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or general

      5.3   Approvals and Consents; Non-Contravention.

            5.3.1 Except as set forth in Section 5.3 of the Disclosure Schedule, no consent, approval, or other action by, or notice to or registration or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by Purchaser in connection with the execution, delivery or performance of this Agreement by Purchaser or the consummation of the Transaction.

            5.3.2 To the best of its Knowledge, no consent, approval, waiver or other action by any Person under any material contract, agreement, note, indenture, lease, instrument, or other document, or obligation to which Purchaser is a party or by which any of its properties or assets are bound is required or necessary for the execution, delivery, and performance of this Agreement by Purchaser or the consummation of the Transaction.

            5.3.3 The execution, delivery, or performance of this Agreement by Purchaser and the consummation of the transaction will not (i) violate or conflict with the charter documents or Bylaws of Purchaser; (ii) violate or conflict with any law, regulation, order, judgment, award, administrative interpretation, injunction, writ, or decree applicable to Purchaser or by which any of their property or assets are bound, or any agreement or understanding between any administrative or regulatory authority on the one hand, and Purchaser on the other hand; or (iii) violate or conflict with, result in a breach of, result in or permit the acceleration or termination of, or constitute a default under any agreement, instrument, note, indenture, mortgage, lien, lease, or other contract, arrangement, or understanding to which Purchaser is a party or by which any of its property or assets are bound.

     5.4 Brokers. The Sellers shall be solely responsible for paying the brokerage fees of Chanin Kirkland Messina LLC which are the only such fees to be paid in connection with the transactions contemplated by the terms of this Letter Agreement and the Asset Purchase Agreement.


     5.5 Financing. Purchaser has obtained financing in an amount sufficient to consummate the transactions contemplated by this Agreement and the Transaction Documents.

                  ARTICLE VI - CERTAIN COVENANTS AND AGREEMENTS

      Purchaser and each Seller covenants and agrees that from and after the execution and delivery of this Agreement to and including the Closing Date (and thereafter as reflected below), it shall comply with the covenants set forth below to the extent applicable to it.

      6.1 Access. Upon reasonable notice, the Sellers will give to Purchaser and its counsel, accountants and other authorized representatives, full access during reasonable business hours to all of its properties, books, contracts, documents and records pertaining to the Business, the Acquired Assets or the Assumed Liabilities and shall furnish the Purchaser with all such information concerning the Business, the Acquired Assets or the Assumed Liabilities as the Purchaser may reasonably request. The Sellers will take all action reasonably necessary to enable the Purchaser, its counsel, accountants and other representatives to discuss the Business, the Acquired Assets and the Assumed Liabilities with such persons and at such times as the Purchaser may reasonably request. In the event that the Closing does not occur and this Agreement is terminated, the Purchaser shall (i) maintain the confidentiality of all information obtained from the Sellers in connection with the Transaction Agreements, except fo such information as is in the public domain; (ii) not use any such information so obtained to the detriment or competitive disadvantage of the Sellers; and (iii) promptly return copies of any books, records, contracts and any other documentation of the Sellers delivered to the Purchasers pursuant to the Transaction Agreements or the Transaction.

      6.2 Retention of Records. For a period of five years after the Closing Date, Purchaser will preserve and retain the books and records constituting part of the Acquired Assets and make such books and records available at the then current administrative headquarters of Purchaser to the Sellers and their respective officers, employees and agents, upon reasonable notice and at reasonable times, at the Sellers' cost and expense, it being understood that the Sellers shall be entitled to make copies of any such books and records as shall be reasonably necessary.

      6.3 Best Efforts; Consents. Each of the parties hereto shall take all reasonable action necessary to consummate the transactions contemplated by the Transaction Agreements and will use all necessary and reasonable means at its disposal to obtain all necessary consents and approvals of other persons and governmental authorities required to enable it to consummate the Transaction. In the event any consent or approval necessary to effect the transfer and assignment of any Material Contract is not obtained on or prior to Closing, each party will, for a period of one year following the Closing Date, (i) abide by the requirements of this Section 6.2, and (ii) cooperate with each other in any lawful and reasonable arrangement to provide that the Purchaser shall receive the benefits under any Material Contract not assigned and transferred at the Closing by reason of the failure to obtain such consent (a "Non-Transferred Instrument"), including, if necessary, at the request and expense (unless any such failure of performance by a third party is due to the failure to request the consent of such third party to the transfer and assignment of the Non-Transferred Instrument) of the Sellers, enforcing performance by any third party of its obligations in respect of such Non-Transferred Instrument; provided that, to the extent the parties are successful in providing the material benefits of any Non-Transferred Instrument to the Purchaser, the Purchaser shall pay, honor and discharge when due all liabilities of the Sellers related thereto to the extent the liabilities were incurred, and are attributable to periods, after the Effective Date. The Sellers shall immediately transfer and assign to the Purchaser any Non-Transferred Instrument for which a consent has been received. Notwithstanding anything to the contrary in this Agreement, the Sellers shall not transfer or assign any interest in any Material Contract, and the Purchaser shall not assume any liability arising thereunder or resulting therefrom, if an assignment or transfer or an attempt to make an assignment or transfer of such Material Contract without the consent or approval of a third party or governmental authority would constitute a breach or violation thereof or a violation of applicable law, or affect adversely the rights of the Purchaser or the Sellers thereunder, until such consent or approval has been obtained. Notwithstanding any of the foregoing to the contrary, the Purchaser shall be solely responsible to obtain any non-transferable licenses required by the State of Colorado or the applicable federal law necessary to operate the Business; provided that the Sellers, at the Purchaser's request, shall cooperate with the Purchaser in any lawful and reasonable arrangement to obtain such licenses.

     6.4 Public Announcements. No press release or news media disclosure of the Transaction will be made by either party without the consent of the other party which shall not be unreasonably withheld; provided that a party may make an announcement if, on the advice of counsel and after reasonable notice (one day notice) to the other party it is required to do so under relevant securities laws, or NASDAQ rules.

      6.5 Ordinary Course of Business. Except as otherwise set forth in the Disclosure Schedule and as provided for by the Management Agreement, during the period from the execution and delivery of this Agreement through the Effective Date, the Sellers shall (a) conduct the operation of the Business in the ordinary course consistent with past practices, (b) use reasonable best efforts to maintain and preserve intact the goodwill and business relationships associated with the Business, (c) not enter int any agreement which involves the payment by the Sellers of an aggregate amount exceeding $5,000 or which has a term exceeding one year relating to the Business, the Assets or the Assumed Liabilities, except in the ordinary course of business consistent with past practice or (d) take any action which would cause any representation contained in Article IV to be untrue in any material respect as of the Closing Date.

     6.6 Section 363 Motion. The Sellers do hereby undertake to file a motion pursuant to Section 363 of the Code with respect to this Agreement upon the Filing or as soon thereafter as is practical, seeking Final Court Approval of this Agreement and the terms and conditions hereof. If the Final Court Approval shall be appealed by any Person (or a petition for certiorari or motion for rehearing or argument shall be filed with respect thereto), the Sellers shall take all steps, as may be reasonable an appropriate to prosecute such appeal, petition or motion, or defend against such appeal, petition or motion, and Purchaser shall cooperate in such efforts. Each of the parties agrees to use their best efforts to obtain an expedited resolution of any such appeal.

      6.7   Certain Governmental Filings.

     (a) Each party shall make all filings, applications, statements and reports to all governmental agencies or entities which are required to be made prior to the Closing Date by or on its behalf pursuant to any statute, rule or regulation in connection with the transactions contemplated by this Agreement; and copies of all such filings, applications, statements and reports shall be provided to the other.

     (b) Prior to or concurrent with the Closing, the Sellers will notify the applicable authorities and/or agencies in Colorado of the change in ownership of the Business. The Sellers will cooperate and assist the Purchaser in transferring all of the Sellers' right, title and interest in, to and under the Business and the Acquired Assets (other than Sellers' right, title and interest in Medicaid or Medicare receivables arising out of or relating to the operation of the Business prior to the Effective Date) to the Purchaser.

     6.8 Sales Taxes Relating to Sale and Purchase of Assets. The parties believe that no state sales taxes or only limited state sales taxes will arise or be due and owing as a result of the purchase and sale of the Acquired Assets agreed to herein. In the event any forms, filings or returns are required to be filed with the State of Colorado or any other state, the Sellers shall make all of such filings.

      6.9 Breakup Fee. If the Bankruptcy Court fails to approve the Asset Purchase Agreement because another offer for the purchase of the Business has been obtained and is approved by the bankruptcy court, then, in such event, the Sellers shall pay to Purchaser the sum of the greater of (i) $50,000 or (ii) one-third of the amount representing the portion of the purchase price of the successful competing bid that exceeds $4,100,000 but not to exceed $410,000 (the "Breakup Fee") for reimbursement of Purchaser's costs and expenses in connection with the negotiation of and activities incident to this Agreement and the Management Agreement. The fee will be paid upon the closing of the sale of the Business (or any substantial portion thereof) to a third party. The obligation to pay the Breakup Fee shall be an administrative expense payable from the proceeds of the sale of the business and shall be a lien on the proceeds. The parties agree that such sum is a reasonable estimate of Purchaser's costs, expenses and loss, and is fair consideration to induce Purchaser to enter into this Agreement and the Management Agreement.

                ARTICLE VII - CONDITIONS TO PURCHASER'S CLOSING d

      All obligations of Purchaser under this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, it being understood that Purchaser may, in its sole discretion, waive any or all of such conditions in whole or in part:

      7.1 Representations, Etc. The Sellers shall have performed, in all material respects, the covenants and agreements contained in this Agreement that are to be performed by it at or prior to the Closing, and the representations and warranties of the Sellers contained in this Agreement shall be true and correct, in all material respects, as of the Closing Date with the same effect as though made as of the Closing Date, except to the extent such representations and warranties made as of a specific date shall have been true and correct, in all material respects, as of the specified date.

     7.2 Consents. All consents and approvals of governmental agencies and from any other third parties required to consummate the transactions contemplated by this Agreement shall have been requested or obtained without material cost or other materially adverse consequence to the Purchaser.

      7.3 No Adverse Litigation. No order or preliminary or permanent injunction shall have been entered and no action, suit or other legal or administrative proceeding by any court or governmental authority, agency or other Person shall be pending or, to the Sellers' Knowledge, threatened, on the Closing Date which may have the effect of (a) making any of the transactions contemplated hereby illegal, (b) materially adversely affecting the value of the Business or the Acquired Assets or (c) making the Purchaser liable for the payment of a material amount of damages to any person.

     7.4 Material Adverse Changes. Except as otherwise set forth on the Disclosure Schedule, since the date of the Interim Financing Statements, no material adverse change has occurred in the Business or the Assets other than changes related to, or as a result of, the Filing.

     7.5 Closing Deliveries. The Purchaser shall have received each of the documents or items required to be delivered to it pursuant to Section 3.2 hereof.

      7.6 Certificate of Sellers. If this Agreement is executed prior to the Closing, each Seller shall have delivered to Purchaser a certificate, dated as of the Closing, and signed by the president and secretary of such Seller to the effect that (i) each of the representations and warranties of such Seller contained herein and in Disclosure Schedules is true and the information set forth in Disclosure Schedules is accurate and complete in accordance with the terms thereof as of the Closing; and (ii) such Seller has performed all obligations and complied with all covenants required by this Agreement to be performed and complied with by it prior to the Closing Date.

     7.7 Bankruptcy Court Approval. The Final Court Approval shall have been received on or prior to the termination of the Interim Period. If such Final
Court Approval has not been received within the Interim Period, the Purchaser may choose to terminate and no longer be bound by the terms and provisions of this Agreement.

     7.8 Termination of Certain Assumed Contracts. The Sellers shall not have received any oral or written notice of termination or intent to terminate any of the Assumed Contracts with Columbia, Physicians Health Partners or PacifiCare prior to the Closing Date and such contracts shall not be terminated prior to the Closing Date.


              ARTICLE VIII - CONDITIONS TO THE SELLER'S CLOSING d

      All obligations of the Sellers under this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, it being understood that the Sellers may, in their sole discretion, waive any or all of such conditions in whole or in part:

     8.1 Representations, Etc. Purchaser shall have performed in all material respects the covenants and agreements contained in this Agreement that are to be performed by Purchaser at or prior to the Closing; and the representations and warranties of Purchaser contained in this Agreement shall be true and correct, in all material respects, as of the Closing Date with the same effect as though made at each such time (except as contemplated or permitted by this Agreement).

     8.2 Consents. All consents and approvals of governmental agencies and from any other third parties required to consummate the transactions contemplated by this Agreement shall have been requested or obtained without material cost or other materially adverse consequence to the Seller.

     8.3 No Adverse Litigation. No order or preliminary or permanent injunction shall have been entered and no action, suit or other legal or administrative proceeding by any court or governmental authority, agency or other Person shall be pending or threatened on the Closing Date which may have the effect of making any of the transactions contemplated hereby illegal.

     8.4 Closing Deliveries. The Sellers shall have received each of the documents or items required to be delivered to them pursuant to Section 3.2 hereof.

     8.5 Certificate of Purchaser. If this Agreement is executed by the parties prior to Closing, Purchaser shall have delivered to the Sellers a certificate of Purchaser, dated the Closing Date and signed by its president and secretary to the effect that (i) each of the representations and warranties of Purchaser contained herein is true as of the Closing; and (ii) Purchaser has performed all obligations and complied with all covenants required by this Agreement to be performed and complied with by it prior to the Closing Date.

     8.6 Bankruptcy Court Approval. The Sellers shall have received the Final Court Approval.

                             ARTICLE IX - SURVIVAL

      All representations, warranties, covenants and agreements made by any party to this Agreement or pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto and shall survive the Closing for a period of eighteen (18) months. The representations and warranties hereunder shall not be affected or diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made. All statements by a party contained herein or in any certificate, exhibit, list or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties of such party.

                   ARTICLE X - INDEMNIFICATION OF THE SELLER

      The Purchaser shall indemnify and hold the Sellers harmless from, against, for and in respect of:

     (a) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action and encumbrances suffered, sustained, incurred or required to be paid by the Sellers because of the breach of any written representation, warranty, agreement or covenant of the Purchaser contained in or made in connection with this Agreement;

     (b) any and all liabilities, obligations, claims and demands arising out of the ownership and operation of the Business, the Acquired Assets or the Assumed Liabilities on and after the Effective Date, except to the extent the same arises from a breach of any written representation, warranty, agreement or covenant of the Sellers contained in or made in connection with this Agreement;

     (c) any liability or reimbursement obligation to Medicaid, Medicare or other third party payor arising out of or related to the operation of the Business for periods from and after the Effective Date; and

     (d) all reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by the Sellers in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 10.

ARTICLE XI-INDEMNIFICATION OF PURCHASER

      The Sellers shall indemnify and hold the Purchaser harmless from, against, for and in respect of:

     (a) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action and encumbrances suffered, sustained, incurred or required to be paid by the Purchaser that result from, relate to or arise out of (A) a breach of any written representation, warranty, agreement or covenant of the Sellers contained in this Agreement or (B) the ownership and operation of the Business, the Acquired Assets or the Assumed Liabilities prior to the Effective Date;

     (b) any federal, state or local income or other Tax (i) payable with respect to the business, assets, properties or operations of the Sellers or any member of any affiliated group of which any of the Sellers is a member related to the operation of the Business or ownership of the Acquired Assets for any period prior to the Effective Date; or (ii) incident to or arising as a consequence of the negotiation or consummation by the Sellers of this Agreement and the transactions contemplated hereby;

     (c) any liability or obligation under or in connection with the Excluded Assets or Excluded Liabilities;

     (d) any liability or reimbursement obligation to Medicaid, Medicare or any other third party payor arising out of or related to the operation of the Business for periods prior to the Effective Date;

     (e) any liability or obligation arising prior to the Effective Date to any employees, agents or independent contractors of the Sellers whether or not employed by Purchaser after the Effective Date or under any benefit arrangement with respect thereto; and

     (f) all reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by the Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 11.

             ARTICLE XII - GENERAL RULES REGARDING INDEMNIFICATION

     12.1 Indemnification Procedures. The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party or indemnified third parties shall be subject to the Code and the following terms and conditions:

     (a) the indemnified party shall give prompt written notice (which in no event shall exceed 30 days from the date on which the indemnified party first became aware of such claim or assertion) to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in Section 10 or 11 hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known;

     (b) if any action, suit or proceeding is brought against the indemnified party with respect to which the indemnifying party may have liability under the indemnity agreements contained in Section 10 or 11 hereof, the indemnifying party will have the right at any time to assume and thereafter conduct the defense of such action, suit or proceeding with counsel of its choice reasonably satisfactory to the indemnified party (which, in the case of the Sellers, shall be deemed to include Akin, Gump Strauss, Hauer & Feld, L.L.P.); provided, that unless and until an indemnifying party assumes the defense of an action, suit or proceeding, the indemnified party may defend such action, suit or proceeding in any manner it reasonably may deem appropriate.

     (c) The indemnified party shall make available to the indemnifying party and its attorneys and accountants all books and records of the indemnified party relating to such proceedings or litigation, and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

     (d) In no event shall a party defending an action, suit or proceeding consent to the entry of any judgment or enter into any settlement of any claims without the written consent of the other party, which consent shall not be unreasonably withheld or delayed.

     (e) All claims for indemnity hereunder shall be net of any Tax benefit, insurance recovery, mitigation of damages or similar benefit. If any claims are made by third parties against an indemnified party for which an indemnifying party would be liable, and it appears likely that such claims might also be covered by the indemnified party's insurance policies, the indemnified party shall make a timely claim under such policies and to the extent that such party obtains any recovery from such insurance, such recovery shall be offset against any sums due from an indemnifying party (or shall be repaid by the indemnified party to the extent that an indemnifying party has already paid any such amounts). If the indemnified party files a claim under any insurance policy, the indemnified party shall waive its rights of subrogation against the indemnifying party with respect to such claim and shall use its reasonable best efforts to cause the insurer to waive its rights of subrogation against the indemnifying party. The parties acknowledge, however, that if an indemnified party is self-insured as to any matters, either directly or through an insurer which assesses retroactive premiums based on loss experience, then to the extent that the indemnified party bears the economic burden of any claims through self-insurance or retroactive premiums or insurance ratings, the indemnifying party's obligation shall only be reduced by any insurance recovery in excess of the amount paid or to be paid by the indemnified party in insurance premiums.

     12.2 Floor and Ceiling Provisions. Notwithstanding anything to the contrary in Sections 11 or 12, the Sellers' liability under this Agreement shall be limited to the amount of the Purchase Price. Further, the Sellers shall have liability hereunder only if, and to the extent that, the aggregate combined amount of all indemnification obligations of the Sellers exceeds $10,000. Notwithstanding anything to the contrary in Sections 10 or 12, the Purchaser's liability under this Agreement shall be limited to Two Hundred Fifty Thousand Dollars ($250,000.00). Further, the Purchaser shall have liability hereunder only if, and to the extent that, the aggregate combined amount of all indemnification obligations of Purchaser exceeds $10,000.

     12.3 Other Remedies. The indemnification provisions set forth in Sections 10,11 and 12, are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have for breach of representation, warranty or covenant.

                           ARTICLE XIII - TERMINATION

      13.1 Termination Rights. This agreement may be terminated at any time prior to the Closing Date:

     (a) by the mutual consent of the Sellers and Purchaser;

     (b) by the Sellers or Purchaser if the Closing has not occurred prior to the expiration or the Interim Period, provided, however, that the right to terminate this Agreement under this Section 13.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Closing to occur on or before such date;

     (c) by the Sellers or Purchaser if the other party refuses or fails to perform any covenant or agreement required to be performed by it under this Agreement or if any representation or warranty of any other party proves to have been inaccurate or misleading in any material respect at the time it was made or at the Closing and the other party refuses or fails after notice to correct or make not misleading any such misrepresentation or warranty; and

     (d) by Purchaser if any of the Assumed Contracts with Columbia, Physicians Health Partners or PacifiCare are terminated prior to the Closing Date, or the Sellers receive oral or written notice of termination or intent to terminate from such Persons prior to the Closing Date.

      Any party desiring to terminate this Agreement shall give written notice of such termination pursuant to paragraph 14. 3 herein.

      13.2 Effect of Termination. If this Agreement is terminated as permitted by Section 13.1 of this Agreement, such termination will be without liability of any party (or any shareholder, director, officer, employee, agent, consultant, or representative of such party) to the other parties to this Agreement; provided, that if such termination results from the failure of a party to use its best efforts to fulfill a condition to the performance of the obligations of the other parties or to perform a covenant of this Agreement or from a breach by any party to this Agreement, such party will be fully liable up to a maximum of $15,000 for any and all damages, costs, and expenses (including, but not limited to, reasonable counsel fees) sustained or incurred by the other parties as a result of such failure or breach.

                     ARTICLE XIV - MISCELLANEOUS PROVISIONS

     14.1 Expenses. The Purchaser shall pay the fees and expenses incurred by it in connection with the transactions contemplated by this Agreement, and, each Seller shall pay the fees and expenses incurred by it in connection with the transactions contemplated by this Agreement.

     14.2 Amendment. This Agreement may be amended at any time but only by an instrument in writing signed by the parties hereto.

     14.3 Notices. All notices and other communications hereunder shall be in writing, shall be delivered personally or mailed by United States registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized "next-day" delivery service, to the parties at the addresses set forth opposite their names on the signature page hereto (or at such other address for a party as shall be specified by like notice), and shall be deemed given upon the receipt or the refusal of the delivery thereof.

     14.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the others; provided, however, that the Purchaser may assign its rights under this Agreement to any of its wholly-owned subsidiaries so long as the Purchaser remains liable for all of its obligations hereunder.

     14.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.6 Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     14.7 Entire Agreement. This Agreement, and the other transaction agreements, contain the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, conveyances or undertakings other than those expressly set forth herein. This Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter contained herein.

     14.8 Waiver. No attempted waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement, will be effective unless evidenced by an instrument in writing by the party against whom the enforcement of any such waiver or consent is sought.

     14.9 Governing Law; Dispute Resolution. THE TERMS OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES; PROVIDED, HOWEVER, THAT THE BANKRUPTCY COURT SHALL RETAIN EXCLUSIVE JURISDICTION AS TO ALL MATTERS PERTAINING TO THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREBY UNTIL THE CLOSING OR SUCH TIME THEREAFTER AS REQUIRED BY THE CODE. The parties each agree to attempt in good faith to resolve any controversy, claim or dispute arisin out of or relating to the Agreement, or breach thereof (hereinafter collectively referred to as a "Dispute"). In the event such negotiations fail, the Dispute shall first be submitted for initial fact-finding mediation to a neutral third party reasonably acceptable to both the Sellers, on the one hand, and the Purchaser, on the other, in Colorado or at such other place as the parties mutually agree. Such mediator shall be selected within thirty (30) days of written notice by either party to the other demanding such fact-finding mediation. In the event that the Sellers and the Purchaser cannot resolve the Dispute within sixty (60) days of the initial demand for such fact-finding mediation, the Sellers and the Purchaser each reserve the right to demand, within 30 days thereafter, that the Dispute be submitted to arbitration. Either party may initiate an arbitration proceeding by a request in writing submitted to the other party. Thereupon, the Dispute shall be settled by arbitration in accordance wit the American Arbitration Association which shall appoint three (3) arbitrators, one of which shall be selected by the Sellers, one by the Purchaser, and the third by the arbitrators selected by the parties (the "Arbitrators"). The arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association. The award rendered by the Arbitrators shall be final and enforcement upon the award may be entered by any court having jurisdiction thereof. The arbitration shall be conducted in Denver, Colorado or at such other place as the parties mutually agree. The Arbitrators shall award reasonable attorney's fees to the prevailing party. Subject to the foregoing, the costs of such fact-finding mediation and/or arbitration shall be borne equally by the Sellers and the Purchaser. Notwithstanding anything in this Section 14.9 to the contrary, either party may seek injunctive relief to enforce any non-competition or confidentiality obligations of the other party. NOTWITHSTANDING THE FOREGOING, THE DISPUTE
RESOLUTIONS  SET FORTH HEREIN ARE  EXPRESSLY  SUBJECT TO THE  PROVISIONS  OF THE
CODE.

     14.10 Intended Beneficiaries. The rights and obligations contained in this Agreement are hereby declared by the parties hereto to have been provided expressly for the exclusive benefit of such entities as set forth herein and shall not benefit, and do not benefit, any unrelated third parties.

     14.11 Mutual Contribution. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

     14.12 Number and Gender. When required by the context, each number (singular and plural) shall include all numbers and each gender shall include the feminine, masculine and neuter.

     14.13 Severability. If any provisions of this Agreement as applied to any part or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

     14.14 Certain References. The term "herein", "hereof" or "hereunder" or similar terms used in this Agreement refer to this entire Agreement and not to the particular provision in which the term is used. Unless otherwise stated, all references herein to Articles, Exhibits, Sections, subsections, or other provisions are references to Articles, Exhibits, Sections, subsections or other provisions of this Agreement.

     14.15 Time of the Essence. Time is of the essence in the performance of this Agreement and all of its provisions.


                          [Signature pages follow] h

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    SELLERS:


                                    HEALTHCOR OXYGEN & MEDICAL EQUIPMENT, INC.



                                    By: ___________________________________
                                         Michael D. Ayres, President



                                    HEALTHCOR HOLDINGS, INC.



                                    By: ___________________________________
                                         Michael D. Ayres, President



                                    HEALTHCOR, INC.



                                    By: ___________________________________
                                         Michael D. Ayres, President



                                    ADDRESS:    8150 North Central Expressway,
                                                Suite M-2000
                                                Dallas, Texas  75206

                                    PURCHASER:


                                    INTERWEST MEDICAL EQUIPMENT DISTRIBUTORS,
                                    INC.



                                    By:___________________________________
                                       James E. Robinson, President



                                    ADDRESS:    James E. Robinson
                                                Interwest Home Medical, Inc.
                                                235 East 6100 South
                                                Salt Lake City, Utah 84107

                                    Copies To:  A. O. Headman, Jr.
                                                Cohne, Rappaport & Segal
                                                525 East 100 South
                                                Salt Lake City, UT 84102

                                  Schedule 2.2

                                (Excluded Assets)

      Accounts receivable (including Medicaid and Medicare receivables) accrued, arising out of, or related to, the operation of the Business prior to the Effective Date.

      Cash and cash equivalents as of the Effective Date.

      Insurance policies of the Sellers covering the Acquired Assets.

      The Sellers' Medicaid and Medicare provider numbers.

      Minute books/stock reports of the Sellers.

     Any right to the name HealthCor, HealthCor Holdings, Inc., HealthCor, Inc. or HealthCor Oxygen & Medical Equipment, Inc. or any derivations thereof and any trademarks, service marks or common law rights of the Sellers related thereto.

      Any rights or benefits of the Sellers under Material Contracts which are not Assumed Contracts.

                                 Schedule 2.3

                            (Assumed Liabilities)

      Obligations of the Sellers under the Assumed Contracts from and after the Effective Date.

      Liabilities or other obligations relating to or arising out of the operation of the Business from and after the Effective Date.

                                 Schedule 2.5

                             (Assumed Contracts)

     Durable Medical Equipment and Obstructive Sleep Apnea (OSA) Therapy Service Agreement dated as of May 1, 1997, between Pacific Care, as successor-in-interest by way of assignment to FHP of Colorado, Inc., Takecare Insurance Company and HealthCor Oxygen and Medical Equipment, Inc.

      Provider Service Agreement dated as of April 1, 1998, by and between Columbia-HealthOne LLC and HealthCor Holdings, Inc.

      Provider Services Agreement dated as of September 1, 1997, by and between Physician Health Partners, LLC and HealthCor Oxygen and Medical Equipment, Inc., as amended by the First Amendment thereto dated May 1, 1998.

      Ancillary Provider Services Agreement effective as of July 1, 1996, by and between HealthCor, Inc. dba HealthCor and ProHealth, Inc., as amended by the Addendum thereto dated June 1, 1997.

      Preferred Vendor Agreement dated as of November 1, 1997, by and among Private Heathcare Systems, Inc., the shareholders and subscribers listed on Exhibit C thereto and HeathCor, Inc.

     Business Park Net Lease dated as of May 1, 1997, by and between Bedford Property Investors, Inc. and HealthCor Holdings, Inc.

                                 Schedule IV

                        (Seller's Disclosure Schedule)

      4.2   Approvals and Consents; Non-Contravention.

            Each of the Material Contracts requires consent to the assignment or the transfer of the rights thereunder or the Acquired Assets subject thereto to the extent such assignment or transfer is not accomplished pursuant to the Final Court Approval.

      4.6    Governmental Licenses.

             Licenses:

             Annual Registration of Drug Establishment 1723244/DEV

             Colorado Hazardous Materials HMP-03012

             USA DOT

             Hazardous Materials Certificate of Registration 070698 001 00379

             Sales Tax License 26-21143-000

             Colorado Department of Agriculture, Scale and Device License

             Business License

             Billing Numbers:

             Palmetto DME

             Colorado Medicaid

       4.8   Litigation.

             None.

      4.10   Employee Benefit Plans; Labor Controversies.

             None.

      4.12   Absence of Certain Changes.

             None.

      4.14   Contracts and Agreements.

             See the Assumed Contracts listed on Schedule 2.5.

     Master Lease Agreement effective March 20, 1996, by and between Gelco Corporation dba GE Capital Lease Services and HealthCor Holdings, Inc. (see attached list of vehicles subject to Lease which are included in the Acquired Assets).

            Lease Agreement dated February 26, 1996, by and between TIE National Leasing Corporaiton and HeathCor Oxygen and Medical Equipment, Inc., as successor-in-interest to VNS Health Services, Inc. (telephone system).

     Konica Lease Agreement No. 8330052 dated April 23, 1997, by HealthCor, Inc. (copier).

     Konica Lease Agreement No. 8330050 dated April 23, 1997, by HealthCor, Inc. (copier).

     *The Sellers have 3 additional Konica copier leases which have not been located.

     Konica Lease Agreement No. 8330053 dated April 23, 1997, by HealthCor, Inc.
(fax).

     Equipment Lease (Lease Account No. 3665180001) dated August 25, 1998, by and between Pitney Bowes Credit Corporation and HealthCor, Inc. (postage machine).

     Master Lease Agreement dated as of March 26, 1997, by and between HealthCor, Inc. and Chase Equipment Leasing, Inc., as amended.

     Equipment Lease Agreement (Lease Contract No. 1196) dated as of December 13, 1996, by and between Information Systems Finance, Inc. and HealthCor Holdings, Inc.

            Nellcor Puritan Bennett Leasing.

            Winthrop Lease for Computers.

     To the extent each is a party thereto, the Sellers are in default under the above listed equipment leases for payment defaults. The Sellers intend to seek bankruptcy court and/or lessor approval to the payoff of the leases to cure the defaults and to transfer the Acquired Assets subject to the leases to Purchaser free and clear of all Encumbrances.

      4.16  Intellectual Property.

            None.

      4.19  No Inducement.

            None.

                      Vehicles Included in Acquired Assets

Vehicle Description        Vehicle Identification NumLicenseNPlate NumbState
Year, Make and Model
1996 DODGE CARAVAN               1B4GP44R0TB352270         VVT20L            TX
1996 FORD E250                   1FTHE24Y4THA83146         50757PH           CO
1997 FORD E350 VAN               1FTJS34L6VHB15473         63936PH           CO
1996 FORD VAN 150                1FTHE24H2THB57129         66144AA           CO
1997 FORD VAN                    1FTJS34LXVHB21373         63939PH           CO
1997 FORD VAN V8                 1FTHE24L0VHA88352         67973PH           CO
1997 FORD VAN F350               1FTJS3453VHA02054         63938PH           CO
1997 FORD ECONOLINE 250 VAN      1FTHE24L9VHA88348         PBK2097           CO
1997 FORD VAN                    1FTJS34L5BHA50860         63935PH           CO
1996 FORD VAN 350                1FTJS3451VHA19435         63793PH           CO
1997 ISUZU CABOVER               JALB4B1KXV7006913         74777AA           CO
1998 ISUZU NPR                   JALC4B14XX7000621         80226AA           CO
1998 ISUZU BOX TRUCK             JALC4B1K9W7004852         71433AA           CO
1999 ISUZU NPRHD BOX BAN         JALC4B141X7000622         80227AA           CO
1997 FORD E250                   1FTHE24L9VHA88351         62974PH           CO
1997 ISUZU NPR                   JALB4B1K9V7009057         74778AA           CO
1995 ISUZU NPR                   JALB4B1K057000355         LT9197            TX
1997 FORD F350 4X4               1FTHF3643VED19578         76210AA           CO
1997 FORD TRITON V10-350         1FTWS3DVHA59408           63937PH           CO

                                  Schedule V

                      (Purchaser's Disclosure Schedule)

                                  Exhibit A

                       (Earnest Money Escrow Agreement)

                                  Exhibit B

                        (Purchaser's Promissory Note)

                                  Exhibit C

                                (Bill of Sale)

                                  Exhibit D

               (Confidentiality and Non Competition Agreement)

                                  Exhibit E

                          (Liabilities Undertaking)

                                  Exhibit F

                             (Security Agreement)